UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2016

HOUGHTON MIFFLIN HARCOURT COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36166 (Commission File No.)	27-1566372 (IRS Employer Identification No.)

222 Berkeley Street Boston, MA (Address of principal executive offices)	02116 (Zip Code)

(617) 351-5000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                          Submission of Matters to a Vote of Security Holders.
On May 17, 2016, Houghton Mifflin Harcourt Company (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”).
The following items were voted upon by stockholders at the Annual Meeting:
1.            Each of the director nominees was elected to serve until the next annual meeting of stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
The votes for the election of directors are set forth below:
Nominee	For	Withhold	Broker Non-Votes
L. Gordon Crovitz	109,524,031	741,708	5,709,611
Lawrence K. Fish	109,487,742	777,997	5,709,611
Jill A. Greenthal	109,493,011	772,728	5,709,611
John F. Killian	109,495,692	770,047	5,709,611
John R. McKernan, Jr.	109,527,036	738,703	5,709,611
E. Rogers Novak, Jr.	109,523,148	742,591	5,709,611
Linda K. Zecher	109,519,902	745,837	5,709,611

2.            The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
109,362,498	723,012	180,229	5,709,611

3.            The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
115,576,151	243,816	155,383	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated:  May 20, 2016